Exhibit 3.1

AMENDED AND RESTATED BYLAWS
OF
THREDUP INC.

(As amended and restated on February 16, 2023)

BYLAWS OF THREDUP INC.

Article I

CORPORATE OFFICES

1.1     Registered Office. The registered office of ThredUp Inc. (the “corporation”) shall be fixed in its certificate of incorporation, as the same may be amended from time to time (the “certificate of incorporation”).

1.2     Other Offices. The corporation may also have offices at such other places both within and outside the State of Delaware as the board of directors may at any time establish or the business of the corporation may require.

Article II

MEETINGS OF STOCKHOLDERS
2.1     Place of Meetings. Meetings of stockholders shall be held at any place, within or outside the State of Delaware, designated by the board of directors. The board of directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”). In the absence of any such designation or determination, stockholders’ meetings shall be held at the corporation’s principal executive office.

2.2        Annual Meeting. The annual meeting of stockholders shall be held on such date, at such time, and at such place (if any) within or without the State of Delaware as shall be designated from time to time by the board of directors and stated in the corporation’s notice of the meeting. At the annual meeting, directors shall be elected and any other proper business, brought in accordance with Section 2.4 of these bylaws, may be transacted. The board of directors may cancel, postpone or reschedule any previously scheduled annual meeting at any time, before or after the notice for such meeting has been sent to the stockholders.

2.3     Special Meeting.

(i) A special meeting of the stockholders, other than those required by statute, may be called at any time by (A) the board of directors, (B) the chairperson of the board of directors, (C) the chief executive officer or (D) the president, but a special meeting may not be called by any other person or persons. The board of directors may cancel, postpone or reschedule any previously scheduled special meeting at any time, before or after the notice for such meeting has been sent to the stockholders.

(ii) The notice of a special meeting shall include the purpose for which the meeting is called. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting by or at the direction of the board of directors, chairperson of the board of directors, chief executive officer or president and as shall be stated in the notice of special meeting. Nothing contained in this Section 2.3(ii) shall be construed as limiting, fixing or affecting the time when a meeting of stockholders called by action of the board of directors may be held.

2.4     Advance Notice Procedures.

(i) Advance Notice Requirements. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, nominations of persons for election to the board of directors of the corporation or other business must be brought: (a) pursuant to the corporation’s proxy materials with respect to such meeting, (b) by or at the direction of the board of directors, or (c) by a stockholder of the corporation who (1) is a stockholder of record at the time of the giving of the written notice required by this Section 2.4 and on the record date for the determination of stockholders entitled to vote at the annual meeting, (2) has timely complied in proper written form with the notice procedures set forth in this Section 2.4, (3) is entitled to vote at the meeting and (4) is present (in person or by proxy) at the meeting (collectively, an “Eligible Stockholder”). In addition, for business to be properly brought before an annual meeting by a stockholder, such business must be a proper matter for stockholder action pursuant to these bylaws and applicable law. For the avoidance of doubt, except for proposals properly made in accordance with Rule 14a8 under the Securities and Exchange Act of 1934, as amended, or any successor thereto (the “1934 Act”), and the regulations thereunder (or any successor rule and in any case as so amended), clause (c) above shall be the exclusive means for a stockholder to bring business (including the nominations of persons for election to the board of directors of the corporation) before an annual meeting of stockholders.

(A) To comply with clause (c) of Section 2.4(i) above, a stockholder must: (1) include in such stockholder’s written notice to the secretary of the corporation all information required under this Section 2.4(i), (2) provide timely notice which notice must be timely received by the secretary of the corporation, (3) have provided any updates or supplements to such notice at the times and in the forms required by these bylaws and (4) together with the beneficial owner(s), if any, on whose behalf the nomination or business proposal is made, have acted in accordance with the representations set forth in the Solicitation Statement (as defined below) required by these bylaws. To be timely, a stockholder’s written notice must be received by the secretary at the principal executive offices of the corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the one-year anniversary of the date on which the corporation first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the previous year’s annual meeting, then, for notice by the stockholder to be timely, it must be so received by the secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting, or (ii) the tenth day following the day on which Public Announcement (as defined below) of the date of such annual meeting is first made. In no event shall any adjournment, rescheduling or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described in this Section 2.4(i)(A). To be in proper written form, a stockholder’s notice to the secretary must set forth:

(1) the name and address, as they appear on the corporation’s books, of the stockholder giving the notice, any Proposing Person (as defined below) or Associated Person (as defined below);

(2) the class and number of shares of the corporation or any Synthetic Equity Interests (as defined below) that are directly or indirectly held or beneficially owned by any Proposing Person or any Associated Person (including without limitation, identification of the counterparty to each such Synthetic Equity Interest and disclosure, for each such Synthetic Equity Interest, as to (I) whether or not such Synthetic Equity Interest conveys any voting rights, directly or indirectly, in such shares to any Proposing Person or any Associated Person, (II) whether or not such Synthetic Equity Interest is required to be, or is capable of being, settled through delivery of such shares and (III) whether or not any Proposing Person or any Associated Person and/or, to the extent known, the counterparty to such Synthetic Equity Interest has entered into other transactions that hedge or mitigate the economic effect of such Synthetic Equity Interest);

(3) any material interest of any Proposing Person or any Associated Person in such matter of business (including the nomination of persons for election to the corporation’s board of directors);

(4) any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the 1934 Act), agreement, arrangement, understanding or relationship pursuant to which any Proposing Person or any Associated Person has or shares a right to, directly or indirectly, vote any shares of any class or series of capital stock of the corporation;

(5) any performance-related fees (other than an asset-based fee) to which any Proposing Person or any Associated Person, directly or indirectly, is entitled to receive based on any increase or decrease in the value of shares of any class or series of capital stock of the corporation, or any Synthetic Equity Interests;

(6) any rights to dividends or other distributions on the shares of any class or series of capital stock of the corporation, directly or indirectly, owned beneficially by such Proposing Person or any Associated Person that is separated or separable from the underlying shares of the corporation;

(7) (I) if any Proposing Person is not a natural person, the identity of the natural person or persons associated with such person responsible for (A) the formulation of and decision to propose the director nomination or other business to be brought before the meeting and (B) making voting and investment decisions on behalf of such Proposing Person (irrespective of whether such person or persons have “beneficial ownership” for purposes of Rule 13d-3 of the

1934 Act of any securities owned of record or beneficially by the Proposing Person) (such person or persons, the “Responsible Person”), the manner in which such Responsible Person was selected, any fiduciary duties owed by such Responsible Person to the equity holders or other beneficiaries of such Proposing Person and, the qualifications and background of such Responsible Person or (II) if such Proposing Person is a natural person, the qualifications and background of such natural person;

(8) any equity interests or any Synthetic Equity Interests in any principal competitor of the corporation beneficially owned by any Proposing Person or any Associated Person;

(9) any direct or indirect interest of any Proposing Person or any Associated Person in any contract with the corporation, any affiliate of the corporation or any principal competitor of the corporation (including, without limitation, in any such case, any employment agreement, collective bargaining agreement or consulting agreement);

(10) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) or an amendment pursuant to Rule 13d-2(a) if such a statement were required to be filed under the 1934 Act by such Proposing Person and/or any Associated Person;

(11) any pending or threatened litigation in which any Proposing Person or any Associated Person is a party or material participant involving the corporation or any of its officers or directors, or any affiliate of the corporation;

(12) any material transaction occurring during the prior twelve months between any Proposing Person or any Associated Person, on the one hand, and the corporation, any affiliate of the corporation or any principal competitor of the corporation, on the other hand;

(13) (I) a description of all agreements, arrangements or understandings to which any Proposing Person or any Associated Person is a party (whether the counterparty or counterparties are a Proposing Person or Associated Person thereof, on the one hand, or one or more other third parties, on the other hand, (including any proposed nominee(s))) (A) pertaining to the nomination(s) or other business proposed to be brought before the meeting of stockholders or (B) entered into for the purpose of acquiring, holding, disposing or voting of any shares of any class or series of capital stock of the corporation (which description shall identify the name of each other person who is party to such an agreement, arrangement or understanding), and (II) identification of the names and addresses of other stockholders (including beneficial owners) known by any Proposing Person or any Associated Person to support such nominations or other business proposal(s) and, to the extent known, the class and number of all shares of the corporation’s capital stock owned beneficially or of record by such other stockholder(s) or other beneficial owner(s);

(14) a statement (I) that the stockholder is a holder of record of capital stock of the corporation entitled to vote at such meeting, a representation that such stockholder intends to appear in person or by proxy at the meeting to propose such nominees or other business and an acknowledgement that, if such stockholder (or a qualified representative of such stockholder)

does not appear to present such proposed nominees or other business, as applicable, at such meeting, the corporation need not present such proposed nominees or other business for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the corporation, (II) whether or not the stockholder giving the notice and/or the other Proposing Person(s), if any, (A) will deliver a proxy statement and form of proxy to holders of, in the case of a business proposal, at least the percentage of voting power of all of the shares of capital stock of the corporation required under applicable law to approve the proposal or, in the case of a nomination or nominations, at least 67 percent of the voting power of all of the shares of capital stock of the corporation entitled to vote on the election of directors or (B) otherwise solicit proxies or votes from stockholders in support of such proposal or nomination, as applicable, (III) providing a representation as to whether or not such Proposing Person intends to solicit proxies in support of director nominees other than the corporation’s director nominees in accordance with Rule 14a-19 promulgated under the 1934 Act, and (IV) that the stockholder will provide any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the 1934 Act (such statement described in this clause (14), the “Solicitation Statement”);

(15) each Proposing Person’s written consent to the public disclosure of information provided to the corporation pursuant to this Section 2.4; and

(16) any other information relating to such stockholder, any Proposing Person or Associated Person, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, the proposal pursuant to and in accordance with Section 14(a) of the 1934 Act and the rules and regulations promulgated thereunder (such information provided and statements made as required by clauses (1) through (16), the “Required Information”); provided, however, that the Required Information shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a stockholder solely as a result of being the stockholder of record directed to prepare and submit the notice required by these bylaws on behalf of a beneficial owner.

(B) If the stockholder’s notice relates to business other than the nomination of persons for election to the corporation’s board of directors that the stockholder proposes to bring before the meeting, such notice must also include: a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, the text, if any, of any resolutions or bylaws amendment proposed for adoption, and any material interest in such business of each Proposing Person.

(C) Without exception, no business shall be conducted at any annual meeting except in accordance with the provisions set forth in this Section 2.4(i) and, if applicable, Section 2.4(ii). In addition, business proposed to be brought by a Proposing Person may not be brought before the annual meeting if such Proposing Person or an Associated Person, as applicable, takes action contrary to the representations made in the Required Information applicable to such business or if the Required Information applicable to such business contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The chairperson of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that business was not properly brought before the annual meeting and in accordance with the provisions of this Section 2.4(i), and, if the chairperson should so determine, the chairperson shall so declare at the annual meeting that any such business not properly brought before the annual meeting shall not be conducted.

(ii) Advance Notice of Director Nominations at Annual Meetings.
Notwithstanding anything in these bylaws to the contrary, only persons who are nominated in accordance with the procedures set forth in this Section 2.4(ii) shall be eligible for election or re-election as directors at an annual meeting of stockholders. Nominations of persons for election to the board of directors of the corporation shall be made at an annual meeting of stockholders only (A) by or at the direction of the board of directors or (B) by an Eligible Stockholder that complies with all of the requirements of these bylaws, including Section 2.4(i). In addition to all other applicable requirements, for a nomination to be made by a stockholder, the stockholder must have given timely notice thereof in proper written form to the secretary of the corporation as described in Section 2.4(i).

(a) To comply with clause (B) of Section 2.4(ii) above, a nomination to be made by a stockholder must set forth all information required under this Section 2.4(ii) and must be received by the secretary of the corporation at the principal executive offices of the corporation at the time set forth in Section 2.4(i) above; provided additionally, however, that in the event that the number of directors to be elected to the board of directors is increased effective after the time period for which nominations would otherwise be due under Section 2.4(i)(A) above and there is no Public Announcement (as defined below) naming all of the nominees for director or specifying the size of the increased board made by the corporation at least ten days before the last day a stockholder may deliver a notice of nomination pursuant to the foregoing provisions, a stockholder’s notice required by this Section 2.4(ii) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the secretary of the corporation at the principal executive offices of the corporation not later than the close of business on the tenth day following the day on which such Public Announcement is first made by the corporation.

(b) To be in proper written form, such stockholder’s notice to the secretary must set forth all Required Information and the following additional information as to each person (a “nominee”) whom the stockholder proposes to nominate for election or re-election as a director:

(1) the name, age, business address and residence address of the nominee;

(2) the principal occupation or employment of the nominee;

(3) the class and number of shares of capital stock of the corporation that are held of record or are beneficially owned by the nominee and their affiliates and associates (as such terms are defined in Rule 12b-2 under the 1934 Act) and any Synthetic Equity Interests held or beneficially held by the nominee or their affiliates and associates (including without limitation, identification of the counterparty to each such Synthetic Equity Interest and disclosure, for each such Synthetic Equity Interest, as to (A) whether or not such Synthetic Equity Interest conveys any voting rights, directly or indirectly, in such shares to any Proposing Person or any Associated Person, (B) whether or not such Synthetic Equity Interest is required to be, or is capable of being, settled through delivery of such shares and (C) whether or not any Proposing Person or any Associated Person and/or, to the extent known, the counterparty to such Synthetic Equity Interest has entered into other transactions that hedge or mitigate the economic effect of such Synthetic Equity Interest);

(4) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of the nominee with respect to any securities of the corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit of share price changes for, or to increase or decrease the voting power of the nominee;

(5) a description of all arrangements or understandings between or among any of the stockholder, each nominee and/or any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder or relating to the nominee’s potential service on the board of directors;

(6) a questionnaire with respect to the background and qualifications of the nominee completed by the nominee in the form provided by the corporation (which questionnaire shall be provided by the secretary upon written request);

(7) a representation and agreement in the form provided by the corporation (which form shall be provided by the secretary upon written request) that: (A) such proposed nominee is not and will not become party to any agreement, arrangement or understanding with any person or entity as to how such proposed nominee, if elected as a director of the corporation, will act or vote on any issue or question that has not been disclosed to the corporation; (B) such proposed nominee is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director that has not been disclosed to the corporation; (C) such proposed nominee would, if elected as a director, comply with all applicable rules and regulations of the exchanges upon which shares of the corporation’s capital stock trade, each of the corporation’s corporate governance, ethics, conflict of interest, confidentiality, stock ownership and trading policies and similar guidelines and policies applicable generally to the corporation’s directors and, if elected as a director of the corporation, such person currently would be in compliance with any such policies and guidelines that have been publicly disclosed; (D) such proposed nominee intends to serve as a director for the full term for which he or she is to stand for election; and (E) such proposed nominee will promptly provide to the corporation such other information as it may reasonably request;

(8) a description of any position of such person as an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, within the three years preceding the submission of the notice; and

(9) any other information relating to the nominee that would be required to be disclosed about such nominee if proxies were being solicited for the election of the nominee as a director in an election contest, or that is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation the nominee’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected).

(c) At the request of the board of directors, any person nominated by a stockholder for election as a director must furnish to the secretary of the corporation (1) that information required to be set forth in the stockholder’s notice of nomination of such person as a director as of a date subsequent to the date on which the notice of such person’s nomination was given and (2) such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee; in the absence of the furnishing of such information if requested, such stockholder’s nomination shall not be considered in proper form pursuant to this Section 2.4(ii).

(d) Without exception, no person shall be eligible for election or re-election as a director of the corporation at an annual meeting of stockholders unless nominated in accordance with the provisions set forth in this Section 2.4(ii). In addition, a nominee shall not be eligible for election or re-election if a stockholder or Associated Person, as applicable, takes action contrary to the representations made in the Solicitation Statement applicable to such nominee or if the Solicitation Statement applicable to such nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The chairperson of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that a nomination was not made in accordance with the provisions prescribed by these bylaws, and if the chairperson should so determine, the chairperson shall so declare at the annual meeting, and the defective nomination shall be disregarded.

(iii) Advance Notice of Director Nominations for Special Meetings.

(a) For a special meeting of stockholders at which directors are to be elected pursuant to Section 2.3, nominations of persons for election to the board of directors shall be made only (1) by or at the direction of the board of directors or (2) by any stockholder of the corporation who (A) is a stockholder of record at the time of the giving of the notice required by this Section 2.4(iii) and on the record date for the determination of stockholders entitled to vote at the special meeting and (B) delivers a timely written notice of the nomination to the secretary of the corporation that includes the information set forth in Sections 2.4(i) and (ii) above. To be timely, such notice must be received by the secretary at the principal executive offices of the corporation not earlier than the close of business on the 120th day prior to such meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which Public Announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting. In no event shall any adjournment, rescheduling or postponement of a special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice. A person shall not be eligible for election or re-election as a director at a special meeting unless the person is nominated (i) by or at the direction of the board of directors or (ii) by a stockholder in accordance with the notice procedures set forth in this Section 2.4(iii). In addition, a nominee shall not be eligible for election or re-election if a stockholder or Associated Person, as applicable, takes action contrary to the representations made in the Solicitation Statement applicable to such nominee or if the Solicitation Statement applicable to such nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading.

(b) The chairperson of the special meeting shall, if the facts warrant, determine and declare at the meeting that a nomination or business was not made in accordance with the procedures prescribed by these bylaws, and if the chairperson should so determine, the chairperson shall so declare at the meeting, and the defective nomination or business shall be disregarded.

(iv) Other Requirements and Rights.
(a) A stockholder providing timely notice of nominations or business proposed to be brought before an annual or special meeting shall further update and supplement such notice, if necessary, so that the information (including, without limitation, the Required Information) provided or required to be provided in such notice pursuant to this Section 2.4 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to such meeting, and such update and supplement shall be received by the secretary at the principal executive offices of the corporation not later than the close of business on the fifth (5th) business day after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than the close of business on the eighth (8th) business day prior to the date of the meeting (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting). For the avoidance of doubt, the obligation to update as set forth in this Section 2.4(iv)(a) shall not limit the corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder, or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or nomination or to submit any new proposal, including by changing or adding nominees, matters, business and/or resolutions proposed to be brought before a meeting of the stockholders. Notwithstanding the foregoing, if a Proposing Person no longer plans to solicit proxies in accordance with its representation pursuant to its Solicitation Statement, such Proposing Person shall inform the corporation of this change by delivering a written notice to the secretary at the principal executive offices of the corporation no later than two (2) business days after making the determination not to proceed with a solicitation of proxies. A Proposing Person shall also update its notice so that the Required Information required by Section 2.4(i)(A) is current through the date of the meeting or any adjournment, postponement, or rescheduling thereof, and such update shall be delivered in writing to the secretary at the principal executive offices of the corporation no later than two (2) business days after the occurrence of any material change to such Required Information.
(b) Only such persons who are nominated in accordance with the provisions of these bylaws shall be eligible for election and to serve as directors, and only such business shall be conducted at an annual or special meeting as shall have been brought before the meeting in accordance with the provisions of these bylaws or in accordance with Rule 14a-8 under the 1934 Act. The board of directors or a designated committee thereof shall have the power to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the provisions of these bylaws. If neither the board of directors nor such designated committee makes a determination as to whether any stockholder proposal or nomination was made in accordance with the provisions of these bylaws, the presiding officer of the annual or special meeting shall have the power and duty to determine whether the stockholder proposal or nomination was made in accordance with the provisions of these bylaws. If the board of directors or a designated committee thereof or the presiding officer, as applicable, determines that any stockholder proposal or nomination was not made in accordance with the provisions of these bylaws, such proposal or nomination shall be disregarded and shall not be presented for action at the annual or special meeting.

(c) Except as otherwise required by law, nothing in these bylaws shall obligate the corporation or the board of directors to include in any proxy statement or other stockholder communication distributed on behalf of the corporation or the board of directors information with respect to any nominee for director or any other matter of business submitted by a stockholder.

(d) Notwithstanding the foregoing provisions of this Section 2.4, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation. For purposes of this Section 2.4, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(e) Further notwithstanding the provisions of this Section 2.4, a stockholder must also comply with all applicable requirements of state law and of the 1934 Act and the rules and regulations thereunder, including, but not limited to, Rule 14a-19 of the 1934 Act, with respect to the matters set forth in this Section 2.4. If a stockholder fails to comply with any applicable requirements of the 1934 Act, including, but not limited to, Rule 14a-19 promulgated thereunder, such stockholder’s proposed nomination or proposed business shall be deemed to have not been made in compliance with these bylaws and shall be disregarded. In addition, nothing in this Section 2.4 shall be deemed to affect any right of the corporation to omit a proposal from the corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the 1934 Act.

(f) Further notwithstanding the provisions of this Section 2.4, unless otherwise required by law, (1) no Proposing Person shall solicit proxies in support of director nominees other than the corporation’s nominees unless such Proposing Person has complied with Rule 14a-19 promulgated under the 1934 Act in connection with the solicitation of such proxies, including the provision to the corporation of notices required thereunder with timely notice, and (2) if any Proposing Person (A) provides notice pursuant to Rule 14a-19(b) promulgated under the 1934 Act, (B) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) promulgated under the 1934 Act, including the provision to the corporation of notices required thereunder with timely notice, and (C) no other Proposing Person has provided notice pursuant to, and in compliance with, Rule 14a-19 under the 1934 Act that it intends to solicit proxies in support of the election of such proposed nominee in accordance with Rule 14a-19(b) under the 1934 Act, then such proposed nominee shall be disqualified from nomination, the corporation shall disregard the nomination of such proposed nominee and no vote on the election of such proposed nominee shall occur. Upon request by the corporation, if any Proposing Person provides notice pursuant to Rule 14a-19(b) promulgated under the 1934 Act, such Proposing Person shall deliver to the corporation, no later than five (5) business days prior to the applicable meeting date, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the 1934 Act.

(g) The number of nominees a stockholder may nominate for election at the annual meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the annual meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such annual meeting.

(v) Certain Definitions. For purposes of these bylaws:

(a) an “Associated Person” of any stockholder (including a beneficial owner of any capital stock of the corporation) shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of stock of the corporation owned of record or beneficially by such stockholder and on whose behalf the proposal or nomination, as the case may be, is being made, (iii) any “associate” of such stock holder (as defined Rule 12b-2 under the 1934 Act) or (iv) any person controlling, controlled by or under common control with such person referred to in the preceding clauses (i), (ii) and (iii).

(b) a “Proposing Person” shall mean the following persons (referred to collectively, whether singular or plural): (i) the stockholder of record providing the notice of nominations or business proposed to be brought before a stockholders’ meeting and (ii) the beneficial owner(s), if different, on whose behalf the nominations or business proposed to be brought before a stockholders’ meeting is made.

(c) a “Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service, or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the 1934 Act.

(d) a “Synthetic Equity Interest” shall mean any transaction, agreement or arrangement (or series of transactions, agreements or arrangements), including, without limitation, any derivative, swap, hedge, repurchase or so-called “stock borrowing” or securities lending agreement or arrangement, the purpose or effect of which is to, directly or indirectly: (a) give a person or entity economic benefit and/or risk similar to ownership of shares of any class or series of capital stock of the corporation, in whole or in part, including due to the fact that such transaction, agreement or arrangement provides, directly or indirectly, the opportunity to profit, or share in any profit, or avoid a loss from any increase or decrease in the value of any shares of any class or series of capital stock of the corporation, (b) mitigate loss to, reduce the economic risk of, or manage the risk of share price changes for, any person or entity with respect to any shares of any class or series of capital stock of the corporation, (c) otherwise provide in any manner the opportunity to profit, or share in any profit, or avoid a loss from any decrease in the value of any shares of any class or series of capital stock of the corporation, (d) increase or decrease the voting power of any person or entity with respect to any shares of any class or series of capital stock of the corporation or (e) provide a right to acquire beneficial ownership of any shares of any class or series of capital stock of the corporation at any time in the future (whether or not such right is exercisable immediately or only after the passage of time or upon the satisfaction of any conditions or both).

2.5     Notice of Stockholders’ Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Except as otherwise provided in the DGCL, the certificate of incorporation or these bylaws, the written notice of any meeting of stockholders shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting.

2.6     Quorum. The holders of a majority of the voting power of the stock issued and outstanding and entitled to vote at the meeting, present in person or by remote communication, or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders, unless otherwise required by law, the certificate of incorporation, these bylaws or the rules of any applicable stock exchange. Where a separate vote by a class or series or classes or series is required, a majority of the voting power of the issued and outstanding shares of such class or series or classes or series entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter, except as otherwise required by law, the certificate of incorporation, these bylaws or the rules of any applicable stock exchange.

Whether or not a quorum is present at a meeting of stockholders, the chairperson of the meeting shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting.

2.7     Adjourned Meeting; Notice. When a meeting is adjourned to another time or place (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are (i) announced at the meeting at which the adjournment is taken (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting given in accordance with this Article II. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the board of directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 213(a) of the DGCL and Section 2.11 of these bylaws, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

2.8     Conduct of Business. The board of directors may adopt by resolution such rules, regulations, and procedures for the conduct of any meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with rules, regulations, and procedures adopted by the board of directors, the chairperson of the meeting shall have the right to prescribe such rules, regulations, and procedures and to do all such acts, as, in the judgment of such chairperson, are necessary, appropriate, or convenient for the proper conduct of the meeting. Such rules, regulations, or procedures, whether adopted by the board of directors or the chairperson of the meeting, may include, without limitation, the following: (a) the establishment of an agenda for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present at the meeting; (c) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies, or such other persons as the chairperson of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; (e) the determination of the circumstances in which any person may make a statement or ask questions and limitations on the time allotted to questions or comments; (f) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (g) the exclusion or removal of any stockholders or any other individual who refuses to comply with meeting rules, regulations, or procedures; (h) restrictions on the use of audio and video recording devices, cell phones, and other electronic devices; (i) rules, regulations, and procedures for compliance with any federal, state, or local laws or regulations (including those concerning safety, health, or security); (j)

procedures (if any) requiring attendees to provide the corporation advance notice of their intent to attend the meeting; and (k) rules, regulations, or procedures regarding the participation by means of remote communication of stockholders and proxy holders not physically present at a meeting, whether such meeting is to be held at a designated place or solely by means of remote communication. Unless and to the extent determined by the board of directors or the chairperson of the meeting, the chairperson of the meeting shall not be obligated to adopt or follow any technical, formal, or parliamentary rules or principles of procedure.

2.9     Voting. The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.11 of these bylaws, subject to Section 217 (relating to voting rights of fiduciaries, pledgors and joint owners of stock) and Section 218 (relating to voting trusts and other voting agreements) of the DGCL. Except as may be otherwise provided in the certificate of incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder. Except as otherwise required by law, the certificate of incorporation, these bylaws or the rules of any applicable stock exchange, in all matters other than the election of directors, the affirmative vote of a majority of the voting power of the shares, present in person or represented by proxy, at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Except as otherwise required by law, the certificate of incorporation, these bylaws or the rules of any applicable stock exchange, directors shall be elected by a plurality of the voting power of the shares, present in person or represented by proxy, at the meeting and entitled to vote on the election of directors. Where a separate vote by a class or series or classes or series is required, in all matters other than the election of directors, the affirmative vote of the majority of the voting power of shares of such class or series or classes or series, present in person or represented by proxy, at the meeting and entitled to vote thereon shall be the act of such class or series or classes or series, except as otherwise provided by law, the certificate of incorporation, these bylaws or the rules of any applicable stock exchange. In the event the corporation receives proxies for disqualified or withdrawn nominees for the board of directors, such votes for such disqualified or withdrawn nominees in the proxies will be treated as abstentions.

2.10     No Stockholder Action By Written Consent Without A Meeting. Subject to the rights of the holders of the shares of any series of preferred stock or any other class of stock or series thereof that have been expressly granted the right to take action by written consent, any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of stockholders of the corporation and may not be effected by any consent in writing by such stockholders.

2.11     Record Dates. In order that the corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If the board of directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the board of directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination.

If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the provisions of Section 213 of the DGCL and this Section 2.11 at the adjourned meeting.

In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

2.12     Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL. A written proxy may be in the form of a facsimile telecommunication or other means of electronic transmission (including Adobe Acrobat PDF format or DocuSign) which sets forth or is submitted with information from which it can be determined that the a facsimile telecommunication or other means of electronic transmission was authorized by the stockholder. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the board of directors.

2.13     List of Stockholders Entitled to Vote. The corporation shall prepare and make, no later than the tenth (10th) day before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of 10 days ending on the day before the meeting date in the manner provided by law.

2.14     Inspectors of Election. Before any meeting of stockholders, the board of directors shall appoint an inspector or inspectors of election to act at the meeting or its adjournment. The number of inspectors shall be one or more. If any person appointed as inspector fails to appear or fails or refuses to act, then the chairperson of the meeting may, and upon the request of any stockholder or a stockholder’s proxy shall, appoint a person to fill that vacancy; provided further that, in any case, if no inspector or alternate is able to act at a meeting of stockholders, the chairperson of the meeting shall appoint at least one inspector to act at the meeting.
Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. Such inspectors shall:

(i) determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

(ii) receive votes, ballots or consents;

(iii) hear and determine all challenges and questions in any way arising in connection with the right to vote;

(iv) count and tabulate all votes or consents;

(v) determine when the polls shall close;

(vi) determine the result; and

(vii) do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.

The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

Article III

DIRECTORS

3.1     Powers. The business and affairs of the corporation shall be managed by or under the direction of the board of directors, except as may be otherwise provided in the DGCL or the certificate of incorporation.

3.2     Number of Directors. The board of directors shall consist of one or more members, each of whom shall be a natural person. Unless the certificate of incorporation fixes the number of directors, the number of directors shall be determined from time to time by resolution of the board of directors. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

3.3     Election, Qualification and Term of Office of Directors. Except as provided in Section 3.4 of these bylaws, each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal. Directors need not be stockholders unless so required by the certificate of incorporation or these bylaws. The certificate of incorporation or these bylaws may prescribe other qualifications for directors.

In accordance with the provisions of the certificate of incorporation, the directors of the corporation shall be divided into three classes.

3.4     Resignation and Vacancies. Any director may resign at any time upon notice given in writing or by electronic transmission to the corporation. A resignation is effective when the resignation is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. A resignation which is conditioned upon the director failing to receive a specified vote for reelection as a director may provide that it is irrevocable. Unless otherwise provided in the certificate of incorporation or these bylaws, when one or more directors resign from the board of directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

Unless otherwise provided in the certificate of incorporation or these bylaws, vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. If the directors are divided into classes, a person so elected by the directors then in office to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall have been duly elected and qualified.

If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the certificate of incorporation or these bylaws, or may apply to the Delaware

Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the DGCL.

If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole board of directors (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least 10% of the voting power of the voting stock at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the DGCL as far as applicable.

3.5     Place of Meetings; Meetings By Telephone. The board of directors may hold meetings, both regular and special, either within or outside the State of Delaware.

Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.6     Regular Meetings. Regular meetings of the board of directors (including any annual meeting) may be held without notice at such time and at such place as shall from time to time be determined by the board of directors.

3.7     Special Meetings; Notice. Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairperson of the board of directors, the chief executive officer, the president, the secretary or a majority of the authorized number of directors, at such times and places as such person or persons shall designate.

Notice of the time and place of special meetings shall be:

(i) delivered personally by hand, by courier or by telephone;

(ii) sent by United States first-class mail, postage prepaid;

(iii) sent by facsimile; or

(iv) sent by electronic mail,

directed to each director at that director’s address, telephone number, facsimile number or electronic mail address, as the case may be, as shown on the corporation’s records.

If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile or (iii) sent by electronic mail, it shall be delivered or sent at least 24 hours before the time of the holding of the meeting. If the notice is sent by United States mail, it shall be deposited in the United States mail at least four days before the time of the holding of the meeting. Any oral notice may be communicated to the director. The notice need not specify the place of the meeting (if the meeting is to be held at the corporation’s principal executive office) nor the purpose of the meeting.

3.8     Quorum; Voting. At all meetings of the board of directors, a majority of the total authorized number of directors shall constitute a quorum for the transaction of business. If a quorum is not present at any meeting of the board of directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, except as may be otherwise specifically provided by statute, the certificate of incorporation or these bylaws.

If the certificate of incorporation provides that one or more directors shall have more or less than one vote per director on any matter, every reference in these bylaws to a majority or other proportion of the directors shall refer to a majority or other proportion of the votes of the directors.

3.9     Board Action By Written Consent Without A Meeting. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board of directors or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the board of directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Any person (whether or not then a director) may provide, whether through instruction to an agent or otherwise, that a consent to action will be effective at a future time (including a time determined upon the happening of an event), no later than 60 days after such instruction is given or such provision is made and such consent shall be deemed to have been given for purposes of this Section 3.9 at such effective time so long as such person is then a director and did not revoke the consent prior to such time. Any such consent shall be revocable prior to its becoming effective.

3.10     Fees and Compensation of Directors. Unless otherwise restricted by the certificate of incorporation or these bylaws, the board of directors shall have the authority to fix the compensation of directors.

3.11     Removal of Directors. A director may be removed from office by the stockholders of the corporation only as provided in the certificate of incorporation. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.

Article IV

COMMITTEES

4.1     Committees of Directors. The board of directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors or in these bylaws, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopt, amend or repeal any bylaw of the corporation.

4.2     Committee Minutes. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

4.3     Meetings and Action of Committees. Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of:

(i) Section 3.5 (place of meetings and meetings by telephone);

(ii) Section 3.6 (regular meetings);

(iii) Section 3.7 (special meetings and notice);

(iv) Section 3.8 (quorum; voting);

(v) Section 7.5 (waiver of notice); and

(vi) Section 3.9 (action without a meeting)

with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the board of directors and its members. However:

(i) the time of regular meetings of committees may be determined either by resolution of the board of directors or by resolution of the committee;

(ii) special meetings of committees may also be called by resolution of the board of directors; and

(iii) notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee.

The board of directors or a committee may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

Any provision in the certificate of incorporation providing that one or more directors shall have more or less than one vote per director on any matter shall apply to voting in any committee or subcommittee, unless otherwise provided in the certificate of incorporation or these bylaws.

4.4     Subcommittees. Unless otherwise provided in the certificate of incorporation, these bylaws or the resolutions of the board of directors designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

Article V

OFFICERS
5.1     Officers. The officers of the corporation shall be a chief executive officer and a secretary. The corporation may also have, at the discretion of the board of directors, a chairperson of the board of directors, a vice chairperson of the board of directors, a president, a chief financial officer or treasurer, one or more vice presidents, one or more assistant vice presidents, one or more assistant treasurers, one or more assistant secretaries, and any such other officers as may be appointed in accordance with the provisions of these bylaws. Any number of offices may be held by the same person.

5.2     Appointment of Officers. The board of directors shall appoint the officers of the corporation, except such officers as may be appointed in accordance with the provisions of Sections 5.3 of these bylaws, subject to the rights, if any, of an officer under any contract of employment.

5.3     Subordinate Officers. The board of directors may appoint, or empower the chief executive officer or, in the absence of a chief executive officer, the president, to appoint, such other officers and agents as the business of the corporation may require. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the board of directors may from time to time determine.

5.4     Removal and Resignation of Officers. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the board of directors at any regular or special meeting of the board of directors or, except in the case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors.

Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

5.5     Vacancies In Offices. Any vacancy occurring in any office of the corporation shall be filled by the board of directors or as provided in Section 5.3.

5.6     Representation of Shares of Other Entities. The chairperson of the board of directors, the chief executive officer, the president, any vice president, the treasurer, the secretary or assistant secretary of this corporation, or any other person authorized by the board of directors, the chief executive officer, the president or a vice president, is authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares or other equity interests of any other corporation or corporations or entity or entities standing in the name of this corporation, including the right to act by written consent. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

5.7     Authority and Duties of Officers. All officers of the corporation shall respectively have such authority and perform such duties in the management of the business of the corporation as may be designated from time to time by the board of directors or the stockholders and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the board of directors.

Article VI

STOCK
6.1     Stock Certificates; Partly Paid Shares. The shares of the corporation shall be represented by certificates; provided that the board of directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the corporation by any two authorized officers of the corporation, which shall include, without limitation, the chairperson of the board of directors, the vice-chairperson of the board of directors, the president, any vice-president, the treasurer, any assistant treasurer, the secretary and any assistant secretary of the corporation, representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The corporation shall not have power to issue a certificate in bearer form.

The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly-paid shares, or upon the books and records of the corporation in the case of uncertificated partly-paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully-paid shares, the corporation shall declare a dividend upon partly-paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

6.2     Special Designation On Certificates. If the corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to this Section 6.2 or Sections 151, 156, 202(a) or 218(a) of the DGCL or with respect to this Section 6.2 a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

6.3     Lost Certificates. Except as provided in this Section 6.3, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and cancelled at the same time. The corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

6.4     Dividends. The board of directors, subject to any restrictions contained in the certificate of incorporation or applicable law, may declare and pay dividends upon the shares of the corporation’s capital stock.

The board of directors may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the corporation, and meeting contingencies.

6.5     Transfer of Stock. Transfers of record of shares of stock of the corporation shall be made only upon its books by the holders thereof, in person or by an attorney duly authorized, and, subject to Section 6.3 of these bylaws, if such stock is certificated, upon the surrender of a certificate or certificates for a like number of shares, properly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer.

6.6     Stock Transfer Agreements. The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

6.7     Registered Stockholders. The corporation:
(i) shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner;
(ii) shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares; and
(iii) shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except, in each case, as otherwise provided by the laws of Delaware.

Article VII

MANNER OF GIVING NOTICE AND WAIVER

7.1     Notice of Stockholders’ Meetings. Notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the corporation’s records. An affidavit of the secretary or an assistant secretary of the corporation or of the transfer agent or other agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

7.2     Notice By Electronic Transmission
. Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the DGCL, the certificate of incorporation or these bylaws, any notice to stockholders given by the corporation under any provision of the DGCL, the certificate of incorporation or these bylaws shall be effective if given by a form of electronic transmission in the manner provided in Section 232 of the DGCL.

An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

An “electronic transmission” shall have the meaning set forth in Section 232 of the DGCL.

7.3     Notice To Stockholders Sharing An Address. Except as otherwise prohibited under the DGCL, without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the corporation under the provisions of the DGCL, the certificate of incorporation or these bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any stockholder who fails to object in writing to the corporation, within 60 days of having been given written notice by the corporation of its intention to send the single notice, shall be deemed to have consented to receiving such single written notice.

7.4     Notice To Person With Whom Communication Is Unlawful. Whenever notice is required to be given, under the DGCL, the certificate of incorporation or these bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate under the DGCL, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

7.5     Waiver of Notice. Whenever notice is required to be given under any provision of the DGCL, the certificate of incorporation or these bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the certificate of incorporation or these bylaws.

Article VIII

FORUM FOR CERTAIN ACTIONS

Unless the corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any state law claims for (1) any derivative action or proceeding brought on behalf of the corporation, (2) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the corporation to the corporation or the corporation’s stockholders, (3) any action asserting a claim arising pursuant to the DGCL or the corporation’s certificate of incorporation or these bylaws, or (4) any action asserting a claim that is governed by the internal affairs doctrine (the “Delaware Forum Provision”); provided, however, that the Delaware Forum Provision shall not apply to any causes of action arising under the Securities Act of 1933, as amended (the “Securities Act”) or the 1934 Act. Unless the corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States shall be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this Article VIII.

Article IX

INDEMNIFICATION

9.1     Indemnification of Directors and Officers In Third Party Proceedings. Subject to the other provisions of this Article IX, the corporation shall indemnify, to the fullest extent permitted by the DGCL, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation, or is or was a director or officer of the corporation serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or Proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

9.2     Indemnification of Directors and Officers in Actions by or in the Right of the Corporation. Subject to the other provisions of this Article IX, the corporation shall indemnify, to the fullest extent permitted by the DGCL, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the corporation, or is or was a director or officer of the corporation serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

9.3     Successful Defense. To the extent that a present or former director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or Proceeding described in Section 9.1 or Section 9.2, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

9.4     Indemnification of Others. Subject to the other provisions of this Article IX, the corporation shall have power to indemnify its employees and agents to the extent not prohibited by the DGCL or other applicable law. The board of directors shall have the power to delegate to such person or persons as the board shall in its discretion determine the determination of whether employees or agents shall be indemnified.

9.5     Advance Payment of Expenses. Expenses (including attorneys’ fees) actually and reasonably incurred by a current officer or director of the corporation in defending any Proceeding shall be paid by the corporation in advance of the final disposition of such Proceeding upon receipt of a written request therefor (together with documentation reasonably evidencing such expenses) and an undertaking by or on behalf of the person to repay such amounts if it shall ultimately be determined that the person is not entitled to be indemnified under this Article IX or the DGCL. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate. The right to advancement of expenses shall not apply to any claim for which indemnity is excluded pursuant to these bylaws, but shall apply to any Proceeding referenced in Section 9.6(ii) or 9.6(iii) prior to a determination that the person is not entitled to be indemnified by the corporation. The right to advancement of expenses shall not apply to any claim for which indemnity is excluded pursuant to these bylaws, but shall apply to any Proceeding referenced in Section 9.6(ii) or 9.6(iii) prior to a determination that the person is not entitled to be indemnified by the corporation.

9.6     Limitation On Indemnification. Subject to the requirements in Section 9.3 and the DGCL, the corporation shall not be obligated to indemnify any person pursuant to this Article IX in connection with any Proceeding (or any part of any Proceeding):

(i) for which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;

(ii) for an accounting or disgorgement of profits pursuant to Section 16(b) of the 1934 Act, or similar provisions of federal, state or local statutory law or common law, if such person is held liable therefor (including pursuant to any settlement arrangements);

(iii) for any reimbursement of the corporation by such person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such person from the sale of securities of the corporation, as required in each case under the 1934 Act (including any such reimbursements that arise from an accounting restatement of the corporation pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the corporation of profits arising from the purchase and sale by such person of securities in violation of Section 306 of the Sarbanes-Oxley Act), if such person is held liable therefor (including pursuant to any settlement arrangements);

(iv) initiated by such person, including any Proceeding (or any part of any Proceeding) initiated by such person against the corporation or its directors, officers, employees, agents or other indemnitees, unless (a) the board of directors authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation, (b) the corporation provides the indemnification, in its sole discretion, pursuant to the powers vested in the corporation under applicable law, (c) otherwise required to be made under Section 9.7 or (d) otherwise required by applicable law; or
(v) if prohibited by applicable law; provided, however, that if any provision or provisions of this Article IX shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this Article IX (including, without limitation, each portion of any paragraph or clause containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Article IX (including, without limitation, each such portion of any paragraph or clause containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

9.7     Determination; Claim. If a claim for indemnification or advancement of expenses under this Article IX is not paid in full within 60 days after receipt by the corporation of the written request therefor, the claimant shall be entitled to an adjudication by a court of competent jurisdiction of his or her entitlement to such indemnification or advancement of expenses. The corporation shall indemnify such person against any and all expenses that are incurred by such person in connection with any action for indemnification or advancement of expenses from the corporation under this Article IX, to the extent such person is successful in such action, and to the extent not prohibited by law. In any such suit, the corporation shall, to the fullest extent not prohibited by law, have the burden of proving that the claimant is not entitled to the requested indemnification or advancement of expenses.

9.8     Non-Exclusivity of Rights. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the certificate of incorporation or any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advancement of expenses, to the fullest extent not prohibited by the DGCL or other applicable law.

9.9     Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of the DGCL.

9.10     Survival. The rights to indemnification and advancement of expenses conferred by this Article IX shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

9.11     Effect of Repeal or Modification. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to the certificate of incorporation or these bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or Proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

9.12     Certain Definitions. For purposes of this Article IX, references to the “corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article IX with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article IX, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Article IX.

Article X

GENERAL MATTERS

10.1     Execution of Corporate Contracts and Instruments. Except as otherwise provided by law, the certificate of incorporation or these bylaws, the board of directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute any document or instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

10.2     Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the board of directors and may be changed by the board of directors.

10.3     Seal. The corporation may adopt a corporate seal, which may be altered by the board of directors. The corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

10.4     Construction; Definitions. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

Article XI

AMENDMENTS

These bylaws may be adopted, amended or repealed by the stockholders entitled to vote; provided, however, that the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the total voting power of outstanding voting securities, voting together as a single class, shall be required for the stockholders of the corporation to alter, amend or repeal, or adopt any provision of these bylaws. Notwithstanding the foregoing, stockholder approval shall not be required unless mandated by the certificate of incorporation, these bylaws, or other applicable law. The board of directors shall also have the power to adopt, amend or repeal bylaws.

A bylaw amendment adopted by stockholders which specifies the votes that shall be necessary for the election of directors shall not be further amended or repealed by the board of directors.

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